EXHIBIT 99.3

                                SECOND AMENDMENT
                       TO THE AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                           FIRST BANK OF DOTHAN, INC.
                                       AND
                       COMMUNITY CAPITAL BANCSHARES, INC.


     THIS SECOND AMENDMENT (the "Amendment") to the Agreement and Plan of Merger by and between First Bank of Dothan, Inc. ("First Bank") and Community Capital Bancshares, Inc. ("Community Capital"), dated July 2, 2003 and as first amended on August 6, 2003 (the "Agreement"), is made and entered into this 24th day of September, 2003. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     WHEREAS, Community Capital and First Bank are parties to the Agreement and wish to amend certain provisions of the Agreement.

     In consideration of their mutual promises and obligations hereunder, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     AMENDMENT TO SECTION 11.2.  Section 11.2 of the Agreement shall be
            -------------------------
amended by inserting at the end of the first sentence of such section the following:

            "and Federal law and regulations."

     2.     COUNTERPARTS.  This Amendment may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all such separate counterparts shall together constitute but one and the same instrument.

     3.     GOVERNING LAW.  This Amendment has been executed and delivered in
            -------------
the State of Georgia and shall be construed and enforced in accordance with the internal laws of the State of Georgia.

     4.     NO OTHER AMENDMENT OR WAIVER.  Except as modified by this Amendment,
            ----------------------------
the text of the Agreement shall remain unchanged and in full force and effect.


                               [Signatures Follow]


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     In witness whereof, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers as of the day and year first above written.



ATTEST:                              COMMUNITY CAPITAL BANCSHARES, INC.



/s/ Margaret V. Carver               By:   /s/ Robert E. Lee
------------------------------          ----------------------------------
                                           Robert E. Lee
                                           President

     CORPORATE SEAL]


ATTEST:                              FIRST BANK OF DOTHAN, INC.



     /s/ Jeannie Mathews             By:   /s/ Walter Rex Blount
------------------------------          ----------------------------------
Secretary                                  Walter Rex Blount
                                           Chairman of the Board and
                                           Chief Executive Officer

     CORPORATE SEAL]




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